EXHIBIT 99.1

3D Systems Chairman of the Board of Directors Retires

  Wally Loewenbaum retires after over 19 years of service
  Charles McClure to succeed him as Chairman of the Board

ROCK HILL, S.C., Oct. 04, 2018 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE: DDD) announced today G. Walter (“Wally”) Loewenbaum, II, age 74, retired from the Board of Directors, effective October 3, 2018. The Board of Directors has chosen Charles (“Chip”) G. McClure, Jr. to succeed him as Chairman of the Board upon Mr. Loewenbaum’s retirement.

"I am grateful for the last two decades as Chairman of the Board of 3D Systems through many periods of innovation, change and growth for the company. I am pleased with the new leadership team, the significant progress which has been made to transform the company, the recent launches of state of the art 3D printing platforms, and achievement of significant partnerships,” said Wally Loewenbaum. “I have full confidence in VJ, Chip and the rest of the team and remain excited about the future of 3D Systems. I look forward to continuing to see the company grow and lead additive manufacturing over the long-term as a shareholder.”

Mr. Loewenbaum has served as Chairman of the Board of Directors for the Company since 1999, and brought wide experience in operations, finance, executive management and insightful perspective on strategy and growth for the benefit of shareholders.

“On behalf of the company, I thank Wally for his tremendous service, support and leadership over the years as 3D Systems was built into a global leader in additive manufacturing,” commented Vyomesh Joshi (VJ) chief executive officer, 3D Systems. “It has been a privilege to work closely with Wally as we have worked to turnaround and transform the company over the last two years since I joined 3D Systems, and we wish him the best in retirement.”

Mr. McClure joined the 3D Systems’ Board in 2017 and has succeeded Mr. Loewenbaum as Chairman of the Board. Mr. McClure has more than 35 years of experience in the automotive industry and since 2014 has served as a Managing Partner of Michigan Capital Advisors, a private equity firm that invests in Tier 2 and 3 global automotive and transportation suppliers. Prior to founding Michigan Capital Advisors, Mr. McClure served as Chairman of the Board, CEO and president of Meritor, Inc. from 2004 through 2013.  From 2002 through 2004, Mr. McClure served as CEO, president and member of the Board of Federal Mogul Corp.  Mr. McClure joined Federal Mogul in 2001 as president, COO and a member of the Board. Before joining Federal Mogul, Mr. McClure served as president, CEO and a member of the Board of Detroit Diesel.  He joined Detroit Diesel in 1997 after 14 years in a variety of management positions with Johnson Controls. Mr. McClure currently sits on the Boards of DTE Energy, Crane Co. and Penske Corporation. Mr. McClure brings to our Board broad experience in domestic and international operations management, deep experience in executive management and Chairman roles within publicly traded, manufacturing and related innovative companies, and significant expertise in the automotive industry, a key vertical for the Company.

“Since joining the Board, Chip was immediately an invaluable contributor, including with our turnaround and transformation plan, bringing a wealth of knowledge in executive management as well as one of our key vertical markets. We are very pleased Chip is our new Chairman and will continue to oversee the company’s leadership in the 3D printing industry as we drive customers’ shift to production and drive profitable growth,” concluded Joshi.

In connection with Mr. Loewenbaum’s decision to retire, pursuant to the Company’s Amended and Restated By-Laws, the Board of Directors reduced the size of the Board from eleven to ten directors, effective immediately.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology.  Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Investor Contact:	Stacey Witten	Media Contact:	Greg Caldwell
	Email: investor.relations@3dsystems.com		Email: press@3dsystems.com